UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
On November 7, 2006, the Board authorized the Company to execute Indemnification Agreements with its officers and directors that supersede indemnification agreements previously entered into with the same parties. The Indemnification Agreement sets forth the scope of indemnification, the procedures for seeking indemnification and the methods for determining entitlement to indemnification. The form of Indemnification Agreement is furnished as an exhibit to this Form 8-K as Exhibit 10.1.
Item 5.05      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
On November 7, 2006, the Board of Directors approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”) to prohibit personnel, other than authorized personnel, to release information to the public or to respond to inquiries from the media, analyst, stockholders or others outside of the Company and other non-substantive amendments. A copy of the revised Code is furnished as an exhibit to this Form 8-K and is available at the Company’s website at http://www.royalgold.com.
Item 9.01      Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.

10.1	Form of Indemnification Agreement
99.1	Amended Code of Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

	By:	/s/ Karen Gross

	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: November 13, 2006

Exhibit Index

Exhibit No.

10.1	Form of Indemnification Agreement
99.1	Amended Code of Ethics